UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2006

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	1-9533 (Commission File Number)	59-2459427 (I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami (Address of principal executive offices)	33178 (Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Compensation of Directors

On June 20, 2006, the Board of Directors (the “Board”) of World Fuel Services Corporation (the “Company”) approved certain compensation for the Company’s non-employee directors as described below.

Annual Fee Increases. The Board approved increases in the annual fees payable to the Company’s non-employee directors, effective July 1, 2006, as follows: (i) the annual fee payable to non-employee directors for their service on the Board was increased to $50,000 per year from $35,000 per year; (ii) the fee payable to members of the Audit Committee, Compensation Committee and Technology and Operations Committee was increased to $4,000 per year from $3,500 per year for each committee served; and (iii) the fee payable to the chairperson of the Audit Committee, Compensation Committee and Governance Committee was increased to $15,000 per year from $12,000 per year for each committee chaired. The chairman of the Technology and Operations Committee will continue to receive $12,000 per year.

Equity Awards. In addition to increases in annual fees, the Board approved annual equity awards of 1,500 restricted stock units (“RSUs”) and 4,300 stock-settled stock appreciation rights (“SSARs”) under the World Fuel Services Corporation 2006 Omnibus Plan (the “2006 Plan”) to each of the Company’s non-employee directors. The RSUs will vest in twelve consecutive monthly installments of 125 shares each commencing on July 20, 2006. The actual issuance of the shares associated with the RSUs will be deferred until the non-employee director is no longer a director of the Company. The SSARs have a conversion price of $42.45 per share, will vest on the earlier of the day preceding the next annual meeting of shareholders or June 20, 2007, and expire on June 20, 2011.

Nominating Subcommittee. The Board approved the issuance of 300 and 100 shares of the Company’s common stock under the 2006 Plan to Ken Bakshi and J. Thomas Presby, respectively, as compensation for their service during the prior year as members of the Nominating Subcommittee of the Governance Committee (the “Nominating Subcommittee”). The Nominating Subcommittee was formed by the Governance Committee on April 25, 2006 to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. Mr. Bakshi serves as chairman of the Nominating Subcommittee and Mr. Presby as a member. The Board also approved, effective July 1, 2006, an annual fee of $4,000 per year payable to each member of the Nominating Subcommittee and an additional fee of $12,000 per year payable to the chairperson. These fees will be in addition to the fees paid to these individuals as members of the Board and other Board committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 26, 2006	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
General Counsel and Corporate Secretary